UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): April 27, 2004

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION

             (Exact name of Registrant as specified in its charter)


            Delaware                        0-26224               51-0317849
 (State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
  incorporation or organization)                             Identification No.)

                              311 Enterprise Drive
                              Plainsboro, NJ 08536
               (Address of principal executive offices) (Zip Code)
                                 (609)-275-0500
              (Registrant's telephone number, including area code)
                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits.

Exhibit
Number      Description of Exhibit
-------     ----------------------
99.1 Press release issued April 27, 2004 regarding earnings for the quarter ended March 31, 2004

This exhibit is being furnished under Item 12, Results of Operations and Financial Condition of this Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.


ITEM 12.  Results of Operations and Financial Condition

On April 27, 2004, Integra LifeSciences Holdings Corporation issued a press release announcing financial results for the quarter ended March 31, 2004. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION


Date: April 27, 2004                      By: /s/ Stuart M. Essig
                                          -----------------------------
                                          Stuart M. Essig
                                          President and Chief Executive Officer

                                  Exhibit Index
                                  -------------


Exhibit
Number      Description of Exhibit
-------     ----------------------

99.1 Press release issued April 27, 2004 regarding earnings for the quarter ended March 31, 2004

Exhibit 99.1

News Release
Contacts:
Integra LifeSciences Holdings Corporation
John Bostjancic                               Maria Platsis
Senior Director of Finance                    Director of Corporate Development
(609) 936-2239                                and Investor Relations
jbostjancic@integra-ls.com                    (609) 936-2333
                                              mplatsis@integra-ls.com


       Integra LifeSciences Announces First Quarter 2004 Financial Results


Plainsboro, New Jersey, April 27, 2004 -- Integra LifeSciences Holdings Corporation (Nasdaq: IART) today reported net income of $7.4 million, or $0.24 per share, for the first quarter of 2004, compared to net income of $5.4 million, or $0.18 per share, in the first quarter of 2003, an increase of 37% over the prior year period.

Total revenues in the first quarter of 2004 increased by $15.7 million to $52.4 million, a 43% increase over the first quarter of 2003, as product revenues increased by $16.3 million to $51.4 million and other revenues decreased by $0.6 million to $1.0 million. Excluding recently acquired product lines, first quarter 2004 product revenues increased by $7.3 million, or 22%, over the prior year period.

Operating income for the period was $11.7 million, a 58% increase over the first quarter of 2003.

"I am pleased with our performance in the first quarter," said Stuart M. Essig, Integra's President and Chief Executive Officer. "During the quarter, we successfully resumed direct selling of our INTEGRA(R) Dermal Regeneration Template through our Plastic and Reconstructive Surgery sales force. We also completed two acquisitions, which enhanced our extensive instrument product offering."

On January 1, 2004 we resumed the direct marketing, sale and distribution of our INTEGRA(R) Dermal Regeneration Template. During 2003, we doubled the size of our Plastic and Reconstructive Surgery sales force in anticipation of the termination of our distribution agreement with ETHICON, Inc. for this product. Our larger sales force gave us the capacity to sell the INTEGRA product directly from the beginning of the quarter.

In January we also acquired the R&B instrument business from R&B Surgical Solutions and the Sparta disposable critical care devices and surgical instruments business from Fleetwood Medical, Inc. The R&B instrument line is a complete line of high-quality handheld surgical instruments used in neuro- and spinal surgery that we market through our JARIT sales channel. The Sparta product line includes products used in plastic and reconstructive, ENT, neuro, ophthalmic and general surgery. We market these product lines primarily to hospitals and physicians through a catalog and a network of distributors.

Our revenues for the periods were as follows:

                                  Three Months
                                                         Ended March 31,           % Increase/
                                                       2004          2003           (Decrease)
                                                       ----          ----           ----------
            Product Revenue:
            Neuromonitoring products                 $11,198       $10,532               6%
            Operating room products                   18,332        12,588              46%
            Instruments                               16,043         6,247             157%
            Private label products                     5,862         5,763               2%
                                                      ------        ------              ---
               Total Product Revenue                  51,435        35,130              46%
            Other revenue                              1,008         1,650             (39%)
                                                      ------        ------             -----
               Total Revenue                         $52,443       $36,780              43%


Continued strong growth in sales of our DuraGen(R) and DuraGen Plus(TM) Dural Graft Matrix products and direct selling of the INTEGRA(R) Dermal Regeneration Template accounted for the increase in operating room product revenues. Sales of recently acquired product lines contributed $9.0 million of the year-over-year increase in instrument revenues. The increase in our private label product revenues attributable to the Absorbable Collagen Sponge we supply for use in Medtronic's INFUSE bone graft product was offset by the removal of INTEGRA Dermal Regeneration Template revenues from this category for inclusion in operating room revenues.

Acquisitions contributed significantly to our product revenue growth. Revenues from product lines acquired since the beginning of the first quarter of 2003 accounted for $10.1 million of product revenues in the current period. Excluding recently acquired product lines and changes in foreign currency exchange rates, first quarter 2004 product revenues increased by $6.3 million, or 19%, over the prior year period.

Gross margin on product revenues in the first quarter of 2004 was 61%. Our gross margin was positively affected by changes in the mix of our products sold during the quarter and the resumption of direct sales of INTEGRA Dermal Regeneration Template.

Research and development expense increased slightly from $2.7 million in the first quarter of 2003 to $2.8 million in 2004. Sales and marketing expense increased by $3.6 million to $11.2 million in the first quarter of 2004 due to the expansion of our direct sales organizations and because we owned JARIT for the entire current period compared to a portion of the prior year period. As a percentage of product revenues, sales and marketing expense remained constant at 22% in both periods. General and administrative expense increased $1.0 million in the first quarter of 2004 to $5.9 million.

We reported net interest income of $57,000 in the first quarter of 2004, as compared to net interest income of $776,000 in the prior year period. This change resulted primarily from interest expense associated with the $120.0 million of contingent convertible subordinated notes that we issued in 2003.

The Company generated $10.9 million in cash flows from operations in the first quarter of 2004.

The Company's cash and investments totaled $212.1 million at March 31, 2004.

We are updating our expectations for revenues, gross margin and earnings per share for 2004 and 2005. We expect total revenues of between $215 million and $220 million in 2004 and $250 million and $260 million in 2005. Consolidated gross margin is expected to be 61% and 63% of product revenues in 2004 and 2005, respectively. Excluding a potential in-process research and development charge related to a $1.5 million milestone payment that may become due in connection with a product development agreement, we expect our earnings to be within a range of $1.08 to $1.14 per share in 2004 and $1.35 and $1.40 per share in 2005. Our guidance for the second quarter of 2004 is for total revenues in the range of $51 million to $53 million and earnings per share of $0.24 to $0.25. In accordance with our usual practice, our expectations for 2004 and 2005 financial performance do not include the impact of acquisitions or other strategic corporate transactions that have not yet closed.

We have scheduled a conference call for 9:00 am EST tomorrow, April 28, 2004, to discuss the financial results for the first quarter of 2004 and to further discuss forward-looking financial guidance. The call is open to all listeners and will be followed by a question and answer session. Access to the live call is available by dialing (973) 935-8512 or through a listen-only webcast via a link provided on the home page of Integra's website at www.Integra-LS.com. A replay of the conference call will be accessible starting one hour following the live event. Access to the replay is available through May 12, 2004 by dialing
(973) 341-3080 (access code 4664385) or through the webcast accessible on our home page.

Integra LifeSciences Holdings Corporation is a diversified medical technology company that develops, manufactures, and markets medical devices for use in a variety of applications. The primary applications for our products are neuro-trauma and neurosurgery, plastic and reconstructive surgery and general surgery. Integra is a leader in applying the principles of biotechnology to medical devices that improve patients' quality of life. Our corporate headquarters are in Plainsboro, New Jersey, and we have research, manufacturing and distribution facilities located throughout the world. We have approximately 1,000 employees. Please visit our website at (http://www.Integra-LS.com).

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning future financial performance, including projections for revenues, gross margins, earnings per share and cash flows. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Among other things, our ability to maintain relationships with customers of acquired entities, physicians' willingness to adopt our recently launched and planned products and our ability to secure regulatory approval for products in development may adversely affect our future product revenues; our ability to increase sales and product volumes may adversely affect our future gross margins; our ability to integrate acquired businesses, increase product sales and gross margins, and control non-product costs may affect our earnings per share; and our future net income results and our ability to effectively manage working capital may affect our future cash flows. In addition, the economic, competitive, governmental, technological and other factors identified under the heading "Factors That May Affect Our Future Performance" included in the Business section of Integra's Annual Report on Form 10-K for the year ended December 31, 2003 and information contained in subsequent filings with the Securities and Exchange Commission could affect actual results.

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for the use of certain non-GAAP financial information. In this news release, we provide "growth in product revenues excluding recently acquired product lines" and "growth in product revenues excluding recently acquired product lines and changes in foreign currency exchange rates", which are non-GAAP financial measures. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measures is provided in the tables of financial information contained at the end of this news release.

These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. Management believes that these non-GAAP financial measures are important supplemental information to investors which reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations, provide a more complete understanding of factors and trends affecting our ongoing business and operations. Management strongly encourages investors to review our financial statements and filed reports in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION
                         CONSOLIDATED FINANCIAL RESULTS
                      (In thousands, except per share data)
                                   (UNAUDITED)

Statement of Operations Data:
                                                         Three Months
                                                       Ended March 31,
                                                       2004           2003
                                                       ----           ----

 Product revenues                                   $51,435         $35,130

 Other revenues                                       1,008           1,650
                                                      -----           -----
 Total revenues                                      52,443          36,780

 Cost of product revenues                            20,001          13,703
 Research and development                             2,823           2,650
 Sales and marketing                                 11,151           7,576
 General and administrative                           5,856           4,834
 Amortization                                           883             577
                                                     ------          ------
 Total costs and expenses                            40,714          29,340

 Operating income                                    11,729           7,440

 Interest income, net                                    57             776
 Other income (expense), net                            (17)            349
                                                    -------          ------

 Income before income taxes                          11,769           8,565

 Provision for income taxes                           4,331           3,127
                                                     ------          ------

 Net income                                          $7,438          $5,438

 Diluted earnings per share                           $0.24           $0.18

 Diluted weighted average
    common shares outstanding                        30,859          30,869


Condensed Balance Sheet Data:
                                                         March 31,                 December 31,
                                                           2004                        2003
                                                           -----                       ----
 Cash and marketable securities,
    including non-current portion                         $212,081                    $206,743
 Accounts receivable, net                                   30,322                      28,936
 Inventory, net                                             44,894                      41,046
 Total assets                                              421,341                     412,526

 Current liabilities                                        19,694                      20,618
 Long-term debt                                            119,742                     119,257
 Total liabilities                                         143,124                     143,996

 Stockholders' equity                                      278,217                     268,530


Reconciliation of non-GAAP financial measures to the most comparable GAAP measure:

A. Growth in product revenues excluding recently acquired product lines

     Excluding recently acquired product lines, first quarter 2004 product revenues increased by $7.3 million, or 22%, over the prior year period.


                                                       Quarter Ended           Increase
                                                           March 31,          (Decrease)
                                                     2004          2003        $        %
                                                   --------      --------   -------   -----
                                                                  ($ in thousands)
     Total product revenues, as reported           $ 51,435      $ 35,130   $16,305     46%
     Less: Product revenues acquired in
              2004 and 2003                          10,123         1,142     8,981    786%
                                                   --------      --------   -------   -----
     Product revenues excluding acquired products  $ 41,312      $ 33,988   $ 7,324     22%

B. Growth in product revenues excluding recently acquired product lines and changes in foreign currency exchange rates

     Excluding recently acquired product lines and changes in foreign currency exchange rates, first quarter 2004 product revenues increased by $6.3 million, or 19%, over the prior year period.


                                                       Quarter Ended           Increase
                                                           March 31,          (Decrease)
                                                     2004          2003        $        %
                                                   --------      --------   -------   -----
                                                                  ($ in thousands)

     Total product revenues, as reported           $ 51,435      $ 35,130   $16,305     46%
     Less: Product revenues acquired in
              2004 and 2003                          10,123         1,142     8,981    786%
           Impact of changes in foreign
              currency exchange rates                 1,007           --      1,007     N/A
                                                   --------      --------   -------   -----
     Product revenues excluding acquired products
           and changes in foreign currency
           exchange rates                          $ 40,305      $ 33,988   $ 6,317     19%

Source: Integra LifeSciences Holdings Corporation



Source: Integra LifeSciences Holdings Corporation